Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Prime Medicine, Inc of our report dated February 4, 2022, except for the effects of the reverse stock split discussed in Note 15 to the consolidated financial statements, as to which the date is October 13, 2022, relating to the financial statements of Prime Medicine, Inc., which appears in Prime Medicine, Inc’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-267579).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 19, 2022